                    DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: JULY 1999


DISTRIBUTION DATE:
                08/20/99


STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                          Per $1,000 of Original
                                                                                                            Class A/Class B
                                                                                                                Amounts
                                                                                                        -------------------------
      (i)   Principal Distribution
              Class A-1                                                                        $0.00           $0.000000
              Class A-2                                                               $45,002,484.35          $88.587568
              Class A-3                                                                        $0.00           $0.000000
              Class A-4                                                                        $0.00           $0.000000
              Class B Amount                                                                   $0.00           $0.000000

     (ii)   Interest Distribution
              Class A-1                                                                        $0.00           $0.000000
              Class A-2                                                                $2,046,085.99           $4.027728
              Class A-3                                                                $1,892,000.00           $4.300000
              Class A-4                                                                $1,051,830.00           $4.350000
              Class B Amount                                                             $382,415.48           $4.683333

    (iii)   Monthly Servicing Fee                                                      $1,027,433.16
              Monthly Supplemental Servicing Fee                                               $0.00

     (iv)   Class A-1 Principal Balance (end of Collection Period)                             $0.00
            Class A-1 Pool Factor (end of Collection Period)                               0.000000%
            Class A-2 Principal Balance (end of Collection Period)                   $424,462,752.57
            Class A-2 Pool Factor (end of Collection Period)                              83.555660%
            Class A-3 Principal Balance (end of Collection Period)                   $440,000,000.00
            Class A-3 Pool Factor (end of Collection Period)                             100.000000%
            Class A-4 Principal Balance (end of Collection Period)                   $241,800,000.00
            Class A-4 Pool Factor (end of Collection Period)                             100.000000%
            Class B Principal Balance (end of Collection Period)                      $81,654,551.40
            Class B Pool Factor (end of Collection Period)                               100.000000%

      (v)   Pool Balance (end of Collection Period)                                $1,187,917,303.97

     (vi)   Interest Carryover Shortfall
              Class A-1                                                                        $0.00           $0.000000
              Class A-2                                                                        $0.00           $0.000000
              Class A-3                                                                        $0.00           $0.000000
              Class A-4                                                                        $0.00           $0.000000
              Class B                                                                          $0.00           $0.000000
            Principal Carryover Shortfall
              Class A-1                                                                        $0.00           $0.000000
              Class A-2                                                                        $0.00           $0.000000
              Class A-3                                                                        $0.00           $0.000000
              Class A-4                                                                        $0.00           $0.000000
              Class B                                                                          $0.00           $0.000000

    (vii)   Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                          $57,100,909.30
              Class B Amount                                                                   $0.00

   (viii)   Aggregate Purchase Amount of Receivables repurchased by the Seller or
            the Servicer                                                              $14,375,748.56
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